Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

972-419-6213

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

NXRT Recaps Recent Accretive Acquisitions, Value-Add Results and Issues 2019 Full Year Guidance

Dallas, TX, February 19, 2019 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2018.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(1.6)M, $32.0M, $35.1M and $40.8M, respectively, attributable to common stockholders for the year ended December 31, 2018, compared to Net Income, FFO, Core FFO, and AFFO of $53.4M, $25.1M, $30.1M and $34.8M, respectively, attributable to common stockholders for the year ended December 31, 2017.

•

For the year ended December 31, 2018, 2017-2018 Same Store properties[3] average effective rent, occupancy, total revenue and NOI[2] increased 4.1%, 0.6%, 4.3% and 7.4%, respectively, over the prior year period.

•

For the year ended December 31, 2018, 2017-2018 Same Store properties expenses increased 0.8% over the prior year period, primarily due to increases in real estate taxes and insurance of 3.7%, partially offset by decreases in property operating expenses of 1.0%.

•

On November 14, 2018, NXRT issued 2,702,500 shares of its common stock, par value $0.01 per share, at a public offering price of $33.00 per share, for net proceeds (after underwriters’ discounts and offering costs) of approximately $84.8 million (the “2018 Offering”). NXRT used a majority of the net proceeds to repay the $50.0 million outstanding under a credit facility (the “$60 Million Credit Facility”) and the $30.0 million outstanding under a bridge facility (the “$30 Million Bridge Facility”).

•	The weighted average effective monthly rent per unit across all 35 properties held as of December 31, 2018 (the “Portfolio”), consisting of 12,555 units, was $985, while physical occupancy was 94.6%.

•	NXRT paid a fourth quarter dividend of $0.275 per share of common stock on December 31, 2018; this cash dividend represented a $0.025 per share, or 10.0% increase, over the prior quarter’s dividend.

•

During 2018, for the properties in our Portfolio, we completed 1,432 full and partial upgrades and leased 1,221 upgraded units, achieving $99 average monthly rent premiums and a 25.0% ROI[4]. Since inception, for the properties in our Portfolio, we have completed 5,661 full and partial upgrades and achieved a $93 average monthly rental increase per unit, equating to a 22.7% ROI on all units leased as of December 31, 2018.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our portfolio for the entirety of the periods being compared. There are 29 properties encompassing 10,123 units of apartment space in our 2017-2018 Same Store pool for the year ended December 31, 2018 (our “2017-2018 Same Store” properties).

(4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

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“We continued to experience robust demand for our well-located value-add communities in the fourth quarter, evidenced by 7.4% year-over-year same store NOI growth. We also completed our first equity raise since listing in April 2015, with the proceeds being used to pay down the outstanding balances under our credit and bridge facilities, which helped capitalize the purchases of two well-located value-add properties exhibiting significant upside potential in our core markets. As we move into 2019, we continue to see healthy demand, from both renters and investors, for well-located work force housing with value-add potential,” stated NXRT Chairman and President, Jim Dondero.

Full Year 2018 Financial Results

•	Total revenues were $146.6 million for the full year 2018, compared to $144.2 million for the full year 2017.

•

Net loss for the full year 2018 totaled $(1.6) million, or a loss of $(0.08) per diluted share, which included $13.7 million of gain on sale of real estate, $47.5 million of depreciation and amortization expense and $3.6 million of loss on extinguishment of debt and modification costs. This compared to net income of $56.4 million, or earnings of $2.49 per diluted share, for the full year 2017, which included $78.4 million of gain on sales of real estate, $48.8 million of depreciation and amortization expense and $5.7 million of loss on extinguishment of debt and modification costs.

•

The change in our net income (loss) between the periods primarily relates to a decrease in gain on sales of real estate, and was partially offset by an increase in total revenues and decreases in total property operating expenses, depreciation and amortization expense and loss on extinguishment of debt and modification costs.

•	For the full year 2018, NOI was $80.2 million on 35 properties, compared to $76.6 million for the full year 2017 on 33 properties.

•	For the full year 2018, 2017-2018 Same Store NOI increased 7.4% to $67.9 million, compared to $63.2 million for the full year 2017.

•	For the full year 2018, FFO totaled $32.0 million, or $1.48 per diluted share, compared to $25.1 million, or $1.17 per diluted share, for the full year 2017.

•	For the full year 2018, Core FFO totaled $35.1 million, or $1.62 per diluted share, compared to $30.1 million, or $1.41 per diluted share, for the full year 2017.

•	For the full year 2018, AFFO totaled $40.8 million, or $1.88 per diluted share, compared to $34.8 million, or $1.62 per diluted share, for the full year 2017.

Fourth Quarter 2018 Financial Results

•	Total revenues were $39.4 million for the fourth quarter of 2018, compared to $34.9 million for the fourth quarter of 2017.

•

Net loss for the fourth quarter of 2018 totaled $(4.8) million, or a loss of $(0.21) per diluted share, which included $13.8 million of depreciation and amortization expense and $7.8 million of interest expense. This compared to net loss of $(4.3) million, or a loss of $(0.21) per diluted share, for the fourth quarter of 2017, which included $12.9 million of depreciation and amortization expense and $7.1 million of interest expense.

•	The change in our net loss between the periods primarily relates to increases in total property operating expenses and interest expense, partially offset by an increase in total revenues.

•	For the fourth quarter of 2018, NOI was $21.3 million on 35 properties, compared to $19.3 million for the fourth quarter of 2017 on 33 properties.

•

For the fourth quarter of 2018, Q4 Same Store NOI[1] increased 1.2% to $18.7 million, compared to $18.4 million for the fourth quarter of 2017, which was impacted by a 46% increase in real estate taxes in the fourth quarter of 2018.

•	For the fourth quarter of 2018, FFO totaled $9.0 million, or $0.40 per diluted share, compared to $8.5 million, or $0.40 per diluted share, for the fourth quarter of 2017.

•	For the fourth quarter of 2018, Core FFO totaled $9.2 million, or $0.41 per diluted share, compared to $8.5 million, or $0.40 per diluted share, for the fourth quarter of 2017.

•	For the fourth quarter of 2018, AFFO totaled $10.7 million, or $0.47 per diluted share, compared to $9.5 million, or $0.45 per diluted share, for the fourth quarter of 2017.

(1)	There are 31 properties encompassing 11,091 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2018 (our “Q4 Same Store” properties).

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Subsequent Events

Acquisition of Multifamily Properties

We acquired the following properties, structured as a reverse 1031 Exchange, as a portfolio (the “Phoenix Portfolio”) subsequent to December 31, 2018 (dollars in thousands):

Property Name	Location	Date of Acquisition	Purchase Price		Mortgage Debt		# Units	Effective Ownership
Bella Vista Apartment Homes	Phoenix, Arizona	January 28, 2019	$48,400		$29,040		248	100%
The Enclave Apartment Homes	Tempe, Arizona	January 28, 2019	41,800		25,322		204	100%
The Heritage Apartment Homes	Phoenix, Arizona	January 28, 2019	41,900		24,625		204	100%

			$132,100	(1)	$78,987	(2)	656

(1)

We used approximately $52.5 million of proceeds drawn under a credit facility (see “$75 Million Credit Facility” below) to fund a portion of the purchase price of the Phoenix Portfolio and planned value-add improvements to the Phoenix Portfolio.

(2)	Each of the first mortgages on the properties has an 84-month term and bears interest at a rate of one-month LIBOR plus 1.32%.

$75 Million Credit Facility

On January 28, 2019, we, through NexPoint Residential Trust Operating Partnership, L.P. (the “OP”), our operating partnership, entered into a $75.0 million credit facility (the “$75 Million Credit Facility”) with SunTrust Bank, as administrative agent and the lenders party thereto, and immediately drew $52.5 million to fund a portion of the purchase price of the Phoenix Portfolio. The $75 Million Credit Facility is a full-term, interest-only facility with an initial 24-month term, has one 12-month extension option, bears interest at a rate of one-month LIBOR plus a range from 2.00% to 2.50%, depending on our leverage level as determined under the credit facility agreement, and is guaranteed by us.

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Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 19, 2019 at 11:00 a.m. ET to discuss its fourth quarter and full year financial results. The conference call can be accessed live over the phone by dialing (877) 260-1479 or, for international callers, (334) 323-0522, and entering passcode 6973716. A live audio webcast of the call will be available online at NXRT’s website, http://www.nexpointliving.com (under “Investor Relations”). An online replay will be available shortly after the call on NXRT’s website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, February 26, 2019, by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering passcode 6973716.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s guidance for financial results for the full year 2019, expected acquisitions and dispositions, demand for well-located work force housing with value-add potential, the expected redevelopment of units, the projected average rent, the projected rent change and the projected return on investment after redevelopment and the planned green improvements. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2018 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$38.37
Insider Ownership	20.42%
2019 Q1 Dividend Per Share	$0.275
Dividend Yield (1)	2.87%
Shares Outstanding - basic (Wtd Avg. 12 mo. ended 12/31/2018)	21,189
Shares Outstanding - diluted (Wtd Avg. 12 mo. ended 12/31/2018)	21,667

(1)	As of the close of market trading on February 15, 2019.

Portfolio Composition by Market

Market		% of Units
Dallas/Fort Worth		26.4%
Atlanta		16.8%
Nashville		14.2%
Phoenix (+656)	(1)	14.0%
Houston		9.0%
Orlando		6.3%
Charlotte		4.4%
Tampa		4.4%
West Palm Beach		3.3%
D.C. Metro		1.2%

Total		100.0%

(1)	The acquisition of the Phoenix Portfolio on January 28, 2019, as described in “Subsequent Events” above, increases our presence in the Phoenix market by 656 units.

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

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Highlights of Fourth Quarter and Full Year 2018 Activity

EQUITY RAISE

The following table contains summary information regarding our sale of 2,702,500 shares of common stock that closed on November 16, 2018 (the “2018 Offering”):

Gross proceeds	$89,182,500
Common shares sold	2,702,500

Public offering price per share	$33.00

ACQUISITIONS

(dollar amounts in thousands)

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
Cedar Pointe	Antioch, Tennessee	August 24, 2018	$26,500	$17,300	210
Crestmont Reserve	Dallas, Texas	September 26, 2018	24,680	12,061	242
Brandywine I & II	Nashville, Tennessee	September 26, 2018	79,800	43,835	632

			$130,980	$73,196	1,084

REFINANCINGS

(dollar amounts in thousands)

Property Name	Occurred	Former Outstanding Principal	New Outstanding Principal	Reduction in Spread (in bps) (1)
Belmont at Duck Creek	Q2	$10,853	$17,760	79	(2)
Sabal Palm at Lake Buena Vista	Q3	37,166	42,100	51
Abbington Heights	Q3	9,868	16,920	4	(2)
Beechwood Terrace	Q3	20,150	23,365	24
Timber Creek	Q3	19,137	24,100	56
Radbourne Lake	Q3	18,881	20,000	52
Hollister Place	Q3	13,475	14,811	90

		$129,530	$159,056	50	(3)

(1)

For previous floating rate mortgages, represents the reduction in the borrowing spread from the previous mortgage to the current mortgage. For previous fixed-rate mortgages, represents the reduction in the borrowing rate from the previous mortgage to the current mortgage (using one-month LIBOR as of December 31, 2018).

(2)	Previous mortgage was an assumed fixed-rate loan.
(3)	Represents the weighted average reduction in the borrowing spreads.

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SECTOR LEADING

FY 2018 SAME STORE NOI GROWTH

Metric	NXRT	MF Sector Peers (1)
Total Revenues	4.3%	3.0%
Total Expenses	0.8%	3.2%
NOI	7.4%	3.0%

(1)

We define our Multifamily Sector Peer Group as all NYSE-listed equity REITs focused primarily on U.S. multifamily real estate investment. This group includes AIV, APTS, AVB, BRG, BRT, CPT, EQR, ESS, IRT, MAA and UDR. Comparison made to the average of our peers’ full year 2018 same store operating results as announced. FY 2018 results not yet available for APTS and IRT as of February 19, 2018; BRT fiscal year end 2018 results don’t reflect same-store metrics.

GREEN IMPROVEMENTS

33% AVERAGE MONTHLY SAVINGS

(WATER UTILITY COST)

•	Replacement of showerheads, plumbing fixtures and toilets with modern energy efficient upgrades

•	As of December 31, 2018, NXRT has completed 17 of the planned 28 green improvement projects

•	Savings analysis has been completed on the 17 completed properties with results shown below:

Metric	Amount
# of Units	6,930
Annual Gallons Saved	~170,000,000
Annual Cost Savings	~$1,400,000
Monthly Savings per unit	$17
Average Monthly Cost Savings	33%

2019 Full Year Guidance Summary

NXRT is providing initial 2019 guidance ranges for Loss per diluted share, Core FFO per diluted share, Same Store Rental Income, Same Store Total Revenue, Same Store Total Expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Loss per diluted share (2)	$(0.76)	$(0.71)	$(0.66)
Core FFO per diluted share (2) (3)	$1.82	$1.87	$1.91

Same Store Growth: (4)
Rental Income	4.0%	4.5%	5.0%
Total Revenue	4.5%	5.0%	5.5%
Total Expenses	3.3%	3.8%	4.3%
Same Store NOI (3)	5.0%	6.0%	7.0%

Other Considerations:
Acquisitions (5)	$150.0	$200.0	$250.0
Dispositions	$75.0	$162.5	$250.0

(1)

Full Year 2019 guidance forecast includes Same Store growth projections presented above, taking into effect the acquisition of the Phoenix Portfolio, and assumes no further acquisition or disposition activity for the remainder of the year.

(2)	Weighted average diluted share count estimate for full year 2019 is approximately 24.1 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2019 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for 2019 pro forma Same Store pool (32 properties).
(5)	Includes the $132.1 million acquisition of the Phoenix Portfolio.

Additional information on fourth quarter and full year 2018 results and 2019 financial and earnings guidance is included in the following sections of this release.

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Financial Summary

	FY 2018	FY 2017	FY 2016	Q4 2018	Q4 2017
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$824,000	$588,000	$470,000
Share Price (as of the last day of the period)	$35.05	$27.94	$22.34
Weighted average common shares outstanding - basic	21,189	21,057	21,232	22,207	21,055
Weighted average common shares outstanding - diluted	21,667	21,399	21,314	22,672	21,375
Earnings Profile
Total revenues	$146,597	$144,235	$132,848	$39,390	$34,913
Net income (loss) attributable to common stockholders	(1,609)	53,374	21,882	(4,767)	(4,330)
NOI (1)	80,175	76,578	69,720	21,251	19,261
Same Store NOI (2)	67,907	63,246		18,673	18,449
Same Store NOI Growth (%) (2)	7.4%			1.2%
Earnings Metrics Per Common Share (diluted basis) (3)
Earnings (loss)	$(0.08)	$2.49	$1.03	$(0.21)	$(0.21)
FFO (1)	$1.48	$1.17	$1.46	$0.40	$0.40
Core FFO (1)	$1.62	$1.41	$1.48	$0.41	$0.40
AFFO (1)	$1.88	$1.62	$1.58	$0.47	$0.45
Dividends declared per common share	$1.025	$0.910	$0.838	$0.275	$0.250
FFO Coverage	1.44x	1.29x	1.74x	1.45x	1.60x
Core FFO Coverage	1.58x	1.55x	1.76x	1.48x	1.59x
AFFO Coverage	1.84x	1.79x	1.88x	1.72x	1.78x
Portfolio
Total Properties	35	33	39
Total Units	12,555	11,775	12,965
Occupancy	94.6%	93.8%	93.4%
Average Effective Monthly Rent per Unit	$985	$948	$880
Same Store Portfolio Metrics (2)
Total Same Store Properties	29	29		31	31
Total Same Store Units	10,123	10,123		11,091	11,091
Occupancy	94.5%	93.9%		94.5%	93.9%
Average Effective Monthly Rent per Unit	$963	$925		$978	$940
Value-Add Program
Completed Rehab Units	1,432	1,588	1,812	316	335
Cumulative Completed Rehab Units (4)	5,661
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$93
ROI on Post-Rehab Units	22.7%
Outstanding Debt Summary
Total Mortgage Debt	$845,713	$762,404	$425,426
Credit Facilities	—	30,000	315,000
Bridge Facility	—	8,597	30,000

Total Debt Outstanding	$845,713	$801,001	$770,426

Leverage Ratio (Net Debt to Enterprise Value) (5)	50%	57%	61%

(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our portfolio for the periods being compared. Full year results shown for the 2017-2018 Same Store properties; Q4 results shown for the Q4 Same Store properties. For additional information regarding our 2017-2018 and Q4 Same Store properties, see the “2017-2018 Same Store Results” and “Q4 Same Store Results” sections of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through December 31, 2018. Cumulative results exclude rehabs completed for properties sold through December 31, 2018.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property Market	NOI Contribution	Cap Rate Range (1)		Value Range (2)
		Min	Max	Min	Max
Texas
Dallas/Fort Worth	23.1%	5.3%	5.8%	$389,654	$435,563
Houston	8.8%	5.5%	5.9%	145,645	158,108

North Carolina
Charlotte	4.3%	5.2%	5.7%	73,933	83,516

Georgia
Atlanta	16.8%	5.2%	5.7%	285,510	322,517

Tennessee
Nashville	14.5%	5.4%	5.8%	244,389	268,077

Florida
Orlando	7.4%	5.4%	5.7%	127,843	137,796
Tampa	3.7%	5.5%	5.8%	62,093	66,862
West Palm Beach	3.6%	5.4%	5.8%	60,957	66,865

Washington D.C.
Other	1.3%	5.5%	5.8%	22,050	23,743

Arizona
Phoenix	16.5%	5.2%	5.7%	281,617	316,445

Total / Ave	100.0%	5.3%	5.7%	$1,693,691	$1,879,492

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$1,693,691	$1,879,492
Cash	19,864
Restricted Cash - Renovation & Green Reserves (4)	5,209
Renovation & Green Capital Expenditures (4)	(5,209)
Cash Adjustments (5)	(923)
Fair Market Value of Interest Rate Swaps	18,141
Other Assets (6)	22,801

Value of Assets	$1,753,574	$1,939,375

Tangible Liabilities
Credit Facility (6)	$52,500
Mortgage Debt	924,700

Total Outstanding Debt	977,200
Forward 12-month Principal Payments (5)	(923)

Total Outstanding Debt (FY 2019 Est.)	976,277
Other Tangible Liabilities (at Book)	24,595

Value of Liabilities	$1,000,872

Net Leverage (mid-point)	54%

Net Asset Value	$752,702	$938,503

Shares outstanding - diluted (FY 2019 Est.)	24,100

Est. NAV / Share	$31.23	$38.94

NAV / Share (mid-point)	$35.09

NOI ESTIMATE

4Q 2018 NOI Actual	21,251
FY 2018 NOI Actual	80,175
	Low	High
Estimated 1Q 2019 NOI Guidance (3)	22,500	23,500

FY 2019 NOI Guidance (3)	$97,000	$99,000

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$1,693,691	$1,879,492

No. of Units (December 31, 2019 E.) (2)	13,211

Implied Value/Apartment Unit	$128.2	$142.3

Implied Value/Apartment Unit (mid-point)	$135.2

(1)	Management estimates based on independent third party review of our properties.
(2)

Estimated value ranges, based on Full Year 2019 NOI guidance, are presented for the existing portfolio (35 properties at December 31, 2018) with adjustments made to consider the acquisition of the Phoenix Portfolio on January 28, 2019.

(3)

We anticipate net loss will be between $16.0 million and $18.0 million for the full year 2019 and between $4.5 million and $6.5 million for the first quarter of 2019. FY 2019 NOI Guidance does not consider any additional acquisition or disposition activity for the remainder of the year, other than the acquisition of the Phoenix Portfolio.

(4)

Includes approximately $2.0 million that is held for value-add upgrades and approximately $3.2 million that is escrowed to finance green property improvements; reduced by $5.2 million for estimated forward 12-month rehab and green capital expenditures.

(5)	Includes approximately $0.9 million in forward 12-month principal payments.
(6)

On January 28, 2019, we, through the OP, entered into the $75 Million Credit Facility with SunTrust Bank and immediately drew $52.5 million to fund a portion of the purchase price of the Phoenix Portfolio. Other Assets is reduced by the approximately $7.7 million of earnest money, recorded in prepaid and other assets on our consolidated balance sheet as of December 31, 2018 related to the Phoenix Portfolio.

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
ASSETS
Operating Real Estate Investments
Land	$202,347	$189,615
Buildings and improvements	935,604	806,981
Intangible lease assets	3,049	1,340
Construction in progress	1,881	3,786
Furniture, fixtures, and equipment	61,456	44,725

Total Gross Operating Real Estate Investments	1,204,337	1,046,447
Accumulated depreciation and amortization	(134,124)	(88,252)

Total Net Operating Real Estate Investments	1,070,213	958,195
Real estate held for sale, net of accumulated depreciation of $897 and $3,397, respectively	17,329	32,961

Total Net Real Estate Investments	1,087,542	991,156
Cash and cash equivalents	19,864	16,036
Restricted cash	23,265	27,212
Accounts receivable	3,340	2,932
Prepaid and other assets	9,058	1,559
Fair market value of interest rate swaps	18,141	16,480

TOTAL ASSETS	$1,161,210	$1,055,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages payable, net	$824,702	$724,057
Mortgages payable held for sale, net	13,318	30,348
Credit facility, net	—	29,843
Bridge facility, net	—	8,576
Accounts payable and other accrued liabilities	5,765	6,226
Accrued real estate taxes payable	12,607	9,684
Accrued interest payable	2,852	2,074
Security deposit liability	1,889	1,518
Prepaid rents	1,482	1,470

Total Liabilities	862,615	813,796

Redeemable noncontrolling interests in the Operating Partnership	2,567	2,135

Stockholders’ Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 23,499,635 and 21,049,565 shares issued and outstanding, respectively	234	210
Additional paid-in capital	285,511	206,227
Accumulated earnings less dividends	(6,764)	19,288
Accumulated other comprehensive income	17,047	13,719

Total Stockholders’ Equity	296,028	239,444

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,161,210	$1,055,375

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	For the Year Ended December 31,
	2018	2017	2016
Revenues
Rental income	$127,964	$125,023	$115,419
Other income	18,633	19,212	17,429

Total revenues	146,597	144,235	132,848

Expenses
Property operating expenses	35,824	38,850	38,236
Acquisition costs	—	—	386
Real estate taxes and insurance	20,713	19,161	16,062
Property management fees (1)	4,382	4,330	3,983
Advisory and administrative fees (2)	7,474	7,419	6,802
Corporate general and administrative expenses	7,808	6,275	4,014
Property general and administrative expenses	6,134	6,159	5,877
Depreciation and amortization	47,470	48,752	35,643

Total expenses	129,805	130,946	111,003

Operating income	16,792	13,289	21,845
Interest expense	(28,572)	(29,576)	(20,167)
Loss on extinguishment of debt and modification costs	(3,576)	(5,719)	(1,722)
Gain on sales of real estate	13,742	78,365	25,932

Net income (loss)	(1,614)	56,359	25,888
Net income attributable to noncontrolling interests	—	2,836	4,006
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(5)	149	—

Net income (loss) attributable to common stockholders	$(1,609)	$53,374	$21,882

Other comprehensive income
Unrealized gains on interest rate derivatives	1,931	4,568	10,833

Total comprehensive income	317	60,927	36,721
Comprehensive income attributable to noncontrolling interests	—	2,720	5,090
Comprehensive income attributable to redeemable noncontrolling interests in the Operating Partnership	1	166	—

Comprehensive income attributable to common stockholders	$316	$58,041	$31,631

Weighted average common shares outstanding - basic	21,189	21,057	21,232

Weighted average common shares outstanding - diluted	21,667	21,399	21,314

Earnings (loss) per share - basic	$(0.08)	$2.53	$1.03

Earnings (loss) per share - diluted	$(0.08)	$2.49	$1.03

Dividends declared per common share	$1.025	$0.910	$0.838

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2017-2018 Same Store Results of Operations for the Years Ended December 31, 2018 and 2017

There are 29 properties encompassing 10,123 units of apartment space, or approximately 81% of our Portfolio, in our same store pool for the years ended December 31, 2018 and 2017 (our “2017-2018 Same Store” properties). Our 2017-2018 Same Store properties exclude the following six properties in our Portfolio as of December 31, 2018: Hollister Place, Rockledge Apartments, Atera Apartments, Cedar Pointe, Crestmont Reserve and Brandywine I & II.

As of December 31, 2018, our 2017-2018 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $963, a year-over-year increase of 60 bps and $38, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2018 and 2017 for our 2017-2018 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2018	2017	$ Change	% Change
Revenues
Same Store
Rental income	$107,312	$102,643	$4,669	4.5%
Other income	16,273	15,827	446	2.8%

Same Store revenues	123,585	118,470	5,115	4.3%
Non-Same Store
Rental income	20,652	22,380	(1,728)	-7.7%
Other income	2,360	3,385	(1,025)	-30.3%

Non-Same Store revenues	23,012	25,765	(2,753)	-10.7%

Total revenues	146,597	144,235	2,362	1.6%

Operating expenses
Same Store
Property operating expenses (1)	31,479	31,792	(313)	-1.0%
Real estate taxes and insurance	16,318	15,735	583	3.7%
Property management fees (2)	3,715	3,562	153	4.3%
Property general and administrative expenses (3)	4,166	4,135	31	0.7%

Same Store operating expenses	55,678	55,224	454	0.8%
Non-Same Store
Property operating expenses (4)	5,008	7,345	(2,337)	-31.8%
Real estate taxes and insurance	4,395	3,426	969	28.3%
Property management fees (2)	667	768	(101)	-13.2%
Property general and administrative expenses (5)	674	894	(220)	-24.6%

Non-Same Store operating expenses	10,744	12,433	(1,689)	-13.6%

Total operating expenses	66,422	67,657	(1,235)	-1.8%

NOI
Same Store	67,907	63,246	4,661	7.4%
Non-Same Store	12,268	13,332	(1,064)	-8.0%

Total NOI (6)	$80,175	$76,578	$3,597	4.7%

(1)	For the years ended December 31, 2018 and 2017, excludes approximately $656,000 and $305,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2018 and 2017, excludes approximately $1,013,000 and $939,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2018 and 2017, excludes approximately $(7,000) and $18,000, respectively of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2018 and 2017, excludes approximately $281,000 and $191,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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The following table contains additional information about our 2017-2018 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2018 and 2017 (dollars in thousands, except for per unit data):

	FY 2018	FY 2017	% Change
Same Store Total Units	10,123	10,123
Same Store Occupied Units	9,569	9,507
Same Store Ending Occupancy	94.5%	93.9%	0.6%
Same Store Average Rent per Unit	$963	$925	4.1%

Same Store Revenues
Same Store Rental Income	$107,312	$102,643	4.5%
Same Store Other Income	16,273	15,827	2.8%

Total Same Store Revenues	123,585	118,470	4.3%
Same Store Operating Expenses
Payroll	12,934	12,623	2.5%
Repairs & Maintenance	10,503	10,353	1.4%
Utilities	8,042	8,816	-8.8%
Real Estate Taxes	13,827	13,396	3.2%
Insurance	2,491	2,339	6.5%
Property Management Fees	3,715	3,562	4.3%
Office Operations	2,670	2,638	1.2%
Marketing	1,496	1,497	-0.1%

Total Same Store Operating Expenses	55,678	55,224	0.8%

2017-2018 Same Store NOI	$67,907	$63,246	7.4%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2017-2018 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	2018	2017	% Change	2018	2017	bps Δ	2018	2017	% Change
Texas
Dallas	2,872	$901	$866	4.0%	94.6%	94.2%	40	$28,626	$27,310	4.8%
Houston	924	1,175	1,179	-0.3%	93.7%	93.1%	60	11,925	11,835	0.8%

Average/Total	3,796	968	942	2.8%	94.4%	93.9%	50	40,551	39,145	3.6%

North Carolina
Charlotte	577	940	912	3.1%	93.9%	93.8%	10	5,989	5,834	2.7%

Average/Total	577	940	912	3.1%	93.9%	93.8%	10	5,989	5,834	2.7%

Georgia
Atlanta	1,512	936	898	4.2%	94.4%	93.5%	90	15,447	14,669	5.3%

Average/Total	1,512	936	898	4.2%	94.4%	93.5%	90	15,447	14,669	5.3%

Tennessee
Nashville	1,038	948	921	2.9%	93.6%	94.4%	-80	10,904	10,522	3.6%

Average/Total	1,038	948	921	2.9%	93.6%	94.4%	-80	10,904	10,522	3.6%

Florida
Orlando	830	1,128	1,044	8.0%	95.3%	95.5%	-20	10,353	9,591	7.9%
Tampa	576	921	870	5.9%	95.1%	93.8%	130	5,832	5,462	6.8%
West Palm Beach	439	1,191	1,127	5.7%	95.9%	95.7%	20	5,769	5,388	7.1%

Average/Total	1,845	1,078	1,009	6.8%	95.4%	95.0%	40	21,954	20,441	7.4%

Washington D.C.
D.C. Metro	156	1,093	1,067	2.4%	98.1%	93.6%	450	1,900	1,845	3.0%

Average/Total	156	1,093	1,067	2.4%	98.1%	93.6%	450	1,900	1,845	3.0%

Arizona
Phoenix	1,199	813	767	6.0%	94.3%	92.4%	190	10,567	10,187	3.7%

Average/Total	1,199	813	767	6.0%	94.3%	92.4%	190	10,567	10,187	3.7%

Average/Total	10,123	$963	$925	4.1%	94.5%	93.9%	60	$107,312	$102,643	4.5%

(1)	This table only includes the 29 properties in our 2017-2018 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2016-2018 Same Store Results of Operations for the Years Ended December 31, 2018, 2017 and 2016

There are 25 properties encompassing 8,567 units of apartment space, or approximately 68% of our Portfolio, in our same store pool for the years ended December 31, 2018, 2017 and 2016 (our “2016-2018 Same Store” properties). Our 2016-2018 Same Store properties exclude the following 10 properties in our portfolio as of December 31, 2018: Parc500, The Colonnade, Old Farm, Stone Creek at Old Farm, Hollister Place, Rockledge Apartments, Atera Apartments, Cedar Pointe, Crestmont Reserve and Brandywine I & II.

As of December 31, 2018, our 2016-2018 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $945. As of December 31, 2017, our 2016-2018 Same Store properties were approximately 94.0% leased with a weighted average monthly effective rent per occupied apartment unit of $904. As of December 31, 2016, our 2016-2018 Same Store properties were approximately 93.7% leased with a weighted average monthly effective rent per occupied apartment unit of $865.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2018, 2017 and 2016 for our 2016-2018 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,			2018 compared to 2017		2017 compared to 2016
	2018	2017	2016	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$89,216	$84,871	$79,900	$4,345	5.1%	$4,971	6.2%
Other income	13,403	13,270	11,947	133	1.0%	1,323	11.1%

Same Store revenues	102,619	98,141	91,847	4,478	4.6%	6,294	6.9%
Non-Same Store
Rental income	38,748	40,152	35,519	(1,404)	-3.5%	4,633	13.0%
Other income	5,230	5,942	5,482	(712)	-12.0%	460	8.4%

Non-Same Store revenues	43,978	46,094	41,001	(2,116)	-4.6%	5,093	12.4%

Total revenues	146,597	144,235	132,848	2,362	1.6%	11,387	8.6%

Operating expenses
Same Store
Property operating expenses (1)	26,312	26,668	25,578	(356)	-1.3%	1,090	4.3%
Real estate taxes and insurance	12,635	11,828	11,058	807	6.8%	770	7.0%
Property management fees (2)	3,089	2,949	2,759	140	4.7%	190	6.9%
Property general and administrative expenses (3)	3,447	3,451	3,359	(4)	-0.1%	92	2.7%

Same Store operating expenses	45,483	44,896	42,754	587	1.3%	2,142	5.0%
Non-Same Store
Property operating expenses (4)	10,175	12,469	12,507	(2,294)	-18.4%	(38)	-0.3%
Real estate taxes and insurance	8,078	7,333	5,004	745	10.2%	2,329	46.5%
Property management fees (2)	1,293	1,381	1,224	(88)	-6.4%	157	12.8%
Property general and administrative expenses (5)	1,393	1,578	1,639	(185)	-11.7%	(61)	-3.7%

Non-Same Store operating expenses	20,939	22,761	20,374	(1,822)	-8.0%	2,387	11.7%

Total operating expenses	66,422	67,657	63,128	(1,235)	-1.8%	4,529	7.2%

NOI
Same Store	57,136	53,245	49,093	3,891	7.3%	4,152	8.5%
Non-Same Store	23,039	23,333	20,627	(294)	-1.3%	2,706	13.1%

Total NOI (6)	$80,175	$76,578	$69,720	$3,597	4.7%	$6,858	9.8%

(1)	For the years ended December 31, 2018, 2017 and 2016, excludes approximately $(664,000), $(318,000) and $56,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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(3)

For the years ended December 31, 2018, 2017 and 2016, excludes approximately $853,000, $760,000 and $596,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2018, 2017 and 2016, excludes approximately $1,000, $31,000 and $95,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2018, 2017 and 2016, excludes approximately $441,000, $370,000 and $283,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

The following table contains additional information about our 2016-2018 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2018, 2017 and 2016 (dollars in thousands, except for per unit data):

				2018 vs 2017	2017 vs 2016
	FY 2018	FY 2017	FY 2016	% Change	% Change
Same Store Total Units	8,567	8,567	8,567
Same Store Occupied Units	8,110	8,051	8,023
Same Store Ending Occupancy	94.7%	94.0%	93.7%	0.7%	0.3%
Same Store Average Rent per Unit	$945	$904	$865	4.5%	4.5%
Same Store Revenues
Same Store Rental Income	$89,216	$84,871	$79,900	5.1%	6.2%
Same Store Other Income	13,403	13,270	11,947	1.0%	11.1%

Total Same Store Revenues	102,619	98,141	91,847	4.6%	6.9%
Same Store Operating Expenses
Payroll	11,006	10,747	10,681	2.4%	0.6%
Repairs & Maintenance	8,736	8,600	7,705	1.6%	11.6%
Utilities	6,570	7,321	7,192	-10.3%	1.8%
Real Estate Taxes	10,732	10,048	9,354	6.8%	7.4%
Insurance	1,903	1,780	1,704	6.9%	4.5%
Property Management Fees	3,089	2,949	2,759	4.7%	6.9%
Office Operations	2,265	2,258	2,277	0.3%	-0.8%
Marketing	1,182	1,193	1,082	-0.9%	10.3%

Total Same Store Operating Expenses	45,483	44,896	42,754	1.3%	5.0%

2016-2018 Same Store NOI	$57,136	$53,245	$49,093	7.3%	8.5%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2018 and 2017

There are 31 properties encompassing 11,091 units of apartment space, or approximately 88% of our Portfolio, in our same store pool for the three months ended December 31, 2018 and 2017 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following four properties in our Portfolio as of December 31, 2018: Atera Apartments, Cedar Pointe, Crestmont Reserve and Brandywine I & II.

As of December 31, 2018, our Q4 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $978, a year over year increase of 60 bps and $38, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2018 and 2017 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2018	2017	$ Change	% Change
Revenues
Same Store
Rental income	$30,213	$28,913	$1,300	4.5%
Other income	4,361	4,135	226	5.5%

Same Store revenues	34,574	33,048	1,526	4.6%
Non-Same Store
Rental income	4,385	1,546	2,839	183.6%
Other income	431	319	112	35.1%

Non-Same Store revenues	4,816	1,865	2,951	158.2%

Total revenues	39,390	34,913	4,477	12.8%

Operating expenses
Same Store
Property operating expenses (1)	8,503	8,741	(238)	-2.7%
Real estate taxes and insurance	5,195	3,748	1,447	38.6%
Property management fees (2)	1,037	992	45	4.5%
Property general and administrative expenses (3)	1,166	1,118	48	4.3%

Same Store operating expenses	15,901	14,599	1,302	8.9%
Non-Same Store
Property operating expenses	943	434	509	117.3%
Real estate taxes and insurance	1,026	502	524	104.4%
Property management fees (2)	140	58	82	141.4%
Property general and administrative expenses (4)	129	59	70	118.6%

Non-Same Store operating expenses	2,238	1,053	1,185	112.5%

Total operating expenses	18,139	15,652	2,487	15.9%

NOI
Same Store	18,673	18,449	224	1.2%
Non-Same Store	2,578	812	1,766	217.5%

Total NOI (5)	$21,251	$19,261	$1,990	10.3%

1)	For the three months ended December 31, 2018 and 2017, excludes approximately $39,000 and $64,000, respectively, of casualty-related expenses.
2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
3)

For the three months ended December 31, 2018 and 2017, excludes approximately $234,000 and $209,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

4)

For the three months ended December 31, 2018 and 2017, excludes approximately $130,000 and $17,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

5)	For additional information regarding NOI, see the “Definitions and Reconciliations” section of this release.

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The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2018 and 2017 (dollars in thousands, except for per unit data):

	Q4 2018	Q4 2017	% Change
Same Store Total Units	11,091	11,091
Same Store Occupied Units	10,482	10,412
Same Store Ending Occupancy	94.5%	93.9%	0.6%
Same Store Average Rent per Unit	$978	$940	4.0%
Same Store Revenues
Same Store Rental Income	$30,213	$28,913	4.5%
Same Store Other Income	4,361	4,135	5.5%

Total Same Store Revenues	34,574	33,048	4.6%
Same Store Operating Expenses
Payroll	3,581	3,474	3.1%
Repairs & Maintenance	2,878	2,873	0.2%
Utilities	2,044	2,394	-14.6%
Real Estate Taxes	4,515	3,102	45.6%
Insurance	680	646	5.3%
Property Management Fees	1,037	992	4.5%
Office Operations	748	697	7.3%
Marketing	418	421	-0.7%

Total Same Store Operating Expenses	15,901	14,599	8.9%

Q4 Same Store NOI	$18,673	$18,449	1.2%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the years ended December 31, 2018, 2017 and 2016 and for the three months ended December 31, 2018 and 2017 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2018	2017	2016	2018	2017
Net income (loss)		$(1,614)	$56,359	$25,888	$(4,782)	$(4,343)
Depreciation and amortization		47,470	48,752	35,643	13,832	12,886
Gain on sales of real estate		(13,742)	(78,365)	(25,932)	—	21
Adjustment for noncontrolling interests		(96)	(1,695)	(4,583)	(26)	(25)

FFO attributable to common stockholders		32,018	25,051	31,016	9,024	8,539

FFO per share - basic		$1.51	$1.19	$1.46	$0.41	$0.41

FFO per share - diluted		$1.48	$1.17	$1.46	$0.40	$0.40

Acquisition costs		—	—	386	—	—
Loss on extinguishment of debt and modification costs		3,576	5,719	1,722	—	2
Casualty-related expenses/(recoveries)		(663)	(287)	151	39	64
Change in fair value on derivative instruments - ineffective portion		—	(309)	(1,683)	—	(212)
Amortization of deferred financing costs - acquisition term notes		159	403	—	138	80
Adjustment for noncontrolling interests		(9)	(430)	(107)	—	1

Core FFO attributable to common stockholders		35,081	30,147	31,485	9,201	8,474

Core FFO per share - basic		$1.66	$1.43	$1.48	$0.41	$0.40

Core FFO per share - diluted		$1.62	$1.41	$1.48	$0.41	$0.40

Amortization of deferred financing costs - long term debt		1,491	1,592	1,423	430	367
Equity-based compensation expense		4,198	3,109	825	1,095	694
Adjustment for noncontrolling interests		(17)	(76)	(140)	(5)	(4)

AFFO attributable to common stockholders		40,753	34,772	33,593	10,721	9,531

AFFO per share - basic		$1.92	$1.65	$1.58	$0.48	$0.45

AFFO per share - diluted		$1.88	$1.62	$1.58	$0.47	$0.45

Weighted average common shares outstanding - basic		21,189	21,057	21,232	22,207	21,055

Weighted average common shares outstanding - diluted		21,667	21,399	21,314	22,672	21,375

Dividends declared per common share		$1.025	$0.910	$0.838	$0.275	$0.250

FFO Coverage - diluted	(1)	1.44x	1.29x	1.74x	1.45x	1.60x
Core FFO Coverage - diluted	(1)	1.58x	1.55x	1.76x	1.48x	1.59x
AFFO Coverage - diluted	(1)	1.84x	1.79x	1.88x	1.72x	1.78x

(1)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The year ended December 31, 2018 as compared to the year ended December 31, 2017

The change in our net loss of $1.6 million for the year ended December 31, 2018 as compared to our net income of $56.4 million for the year ended December 31, 2017 primarily relates to a decrease in gain on sales of real estate of $64.7 million, and was partially offset by an increase in total revenues of $2.4 million and decreases in total property operating expenses of $1.4 million, depreciation and amortization expense of $1.3 million and loss on extinguishment of debt and modification costs of $2.1 million. The change in our net income (loss) between the periods was also due to our acquisition and disposition activity in 2017 and 2018 and the timing of the transactions (we acquired one property in the first quarter of 2017, one property in the second quarter of 2017, one property in the fourth quarter of 2017 and three properties in the third quarter of 2018; we sold four properties in the second quarter of 2017, five properties in the third quarter of 2017 and one property in the first quarter of 2018).

FFO was $32.0 million for the year ended December 31, 2018 compared to $25.1 million for the year ended December 31, 2017, which was an increase of approximately $6.9 million. The change in our FFO between the periods primarily relates to increases in total revenues of $2.4 million and decreases in total property operating expenses of $1.4 million, interest expense of $1.0 million and loss on extinguishment of debt and modification costs of $2.1 million, partially offset by an increase in corporate general and administrative expenses of $1.5 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $35.1 million for the year ended December 31, 2018 compared to $30.1 million for the year ended December 31, 2017, which was an increase of approximately $5.0 million. The change in our Core FFO between the periods primarily relates to an increase in FFO, partially offset by a decrease in loss on extinguishment of debt and modification costs of $2.1 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $40.8 million for the year ended December 31, 2018 compared to $34.8 million for the year ended December 31, 2017, which was an increase of approximately $6.0 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $1.1 million.

The year ended December 31, 2017 as compared to the year ended December 31, 2016

The change in our net income of $56.4 for the year ended December 31, 2017 as compared to our net income of $25.9 for the year ended December 31, 2016 primarily relates to increases in total revenues of $11.4 million and gain on sales of real estate of $52.5 million, and was partially offset by increases in total property operating expenses of $4.0 million, depreciation and amortization expense of $13.2 million, interest expense of $9.4 million and loss on extinguishment of debt and modification costs of $4.0 million. The change in our net income between the periods was also due to our acquisition and disposition activity in 2016 and 2017 and the timing of the transactions (we acquired one property in the third quarter of 2016, three properties in the fourth quarter of 2016, one property in the first quarter of 2017, one property in the second quarter of 2017 and one property in the fourth quarter of 2017; we sold three properties in the second quarter of 2016, four properties in the third quarter of 2016, four properties in the second quarter of 2017 and five properties in the third quarter of 2017).

FFO was $25.1 million for the year ended December 31, 2017 compared to $31.0 million for the year ended December 31, 2016, which was a decrease of approximately $5.9 million. The change in our FFO between the periods primarily relates to increases in total property operating expenses of $4.0 million, interest expense of $9.4 million, loss on extinguishment of debt and modification costs of $4.0 million and corporate general and administrative expenses of $2.3 million, partially offset by an increase in total revenues of $11.4 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $30.1 million for the year ended December 31, 2017 compared to $31.5 million for the year ended December 31, 2016, which was a decrease of approximately $1.4 million. The change in our Core FFO between the periods primarily relates to a decrease in FFO and a decrease in gain recognized related to the ineffective portion of changes in fair value of our interest rate swap derivatives designated as cash flow hedges of $1.4 million, partially offset by an increase in loss on extinguishment of debt and modification costs of $4.0 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $34.8 million for the year ended December 31, 2017 compared to $33.6 million for the year ended December 31, 2016, which was an increase of approximately $1.2 million. The change in our AFFO between the periods primarily relates to an increase in equity-based compensation expense of $2.3 million, partially offset by a decrease in Core FFO.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The three months ended December 31, 2018 as compared to the three months ended December 31, 2017

The change in our net loss of $4.8 million for the three months ended December 31, 2018 as compared to our net loss of $4.3 million for the three months ended December 31, 2017 primarily relates to increases in total property operating expenses of $2.6 million, corporate general and administrative expenses of $0.6 million, depreciation and amortization expense of $0.9 million and interest expense of $0.7 million, partially offset by an increase in total revenues of $4.5 million.

FFO was $9.0 million for the three months ended December 31, 2018 compared to $8.5 million for the three months ended December 31, 2017, which was an increase of approximately $0.5 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $4.5 million, partially offset by increases in total property operating expenses of $2.6 million, interest expense of $0.7 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $9.2 million for the three months ended December 31, 2018 compared to $8.5 million for the three months ended December 31, 2017, which was an increase of approximately $0.7 million. The change in our Core FFO between the periods primarily relates to an increase in FFO and a decrease in gain recognized related to the ineffective portion of the changes in fair values of our interest rate swap derivatives designated as cash flow hedges of $0.2 million.

AFFO was $10.7 million for the three months ended December 31, 2018 compared to $9.5 million for the three months ended December 31, 2017, which was an increase of approximately $1.2 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $0.4 million.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	FY 2018	FY 2017	% Change	Q4 2018	Q4 2017	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$130,980	$197,200	-33.6%	$—	$59,200	-100.0%

Capitalized Rehab Expenditures
Interior	8,559	8,393	2.0%	2,421	1,747	38.6%
Exterior and common area	9,133	7,621	19.8%	1,819	2,554	-28.8%

Capitalized Maintenance Expenditures
Recurring	4,954	4,723	4.9%	1,172	1,076	8.9%
Non-Recurring	5,805	3,782	53.5%	2,540	1,190	113.4%

Total Capital Expenditures	$159,431	$221,719	-28.1%	$7,952	$65,767	-87.9%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Southpoint Reserve at Stoney Creek (4)	156	55	$990	$1,096	$7,428	10.7%	17.1%

Total/Weighted Average	156	55	$990	$1,096	$7,428	10.7%	17.1%

Value-Add Programs In Progress
Abbington Heights	274	183	$801	$900	$4,632	12.4%	25.6%
Arbors on Forest Ridge	210	190	806	882	3,027	9.4%	30.0%
Atera Apartments	380	71	1,181	1,332	3,318	12.8%	54.6%
Beechwood Terrace	300	226	884	972	4,663	9.9%	22.4%
Belmont at Duck Creek	240	193	928	1,020	3,670	9.9%	30.0%
Cornerstone	430	219	930	1,010	5,411	8.7%	17.9%
Courtney Cove	324	129	805	907	4,738	12.7%	25.9%
Cutter’s Point	196	165	1,007	1,101	4,185	9.4%	27.0%
Eagle Crest	447	118	782	864	2,623	10.4%	37.3%
Edgewater at Sandy Springs	760	401	880	987	7,503	12.2%	17.1%
Heatherstone	152	157	806	884	4,227	9.6%	21.9%
Hollister Place	260	118	919	1,068	7,349	16.1%	24.2%
Madera Point	256	143	809	901	3,998	11.5%	27.8%
Parc500	217	106	1,169	1,345	13,936	15.0%	15.1%
Radbourne Lake	225	267	994	1,042	906	4.8%	63.5%
Rockledge Apartments	708	87	1,056	1,274	11,571	20.7%	22.7%
Sabal Palm at Lake Buena Vista	400	200	1,122	1,202	646	7.1%	147.3%
Seasons 704 Apartments	222	134	1,054	1,127	5,885	6.9%	14.7%
Silverbrook	642	449	789	855	3,022	8.4%	26.2%
The Ashlar	264	296	829	898	3,732	8.3%	22.1%
The Colonnade	415	74	648	912	10,674	40.7%	29.7%
The Pointe at the Foothills	528	63	909	944	1,867	3.9%	22.5%
The Preserve at Terrell Mill	752	407	769	904	8,600	17.6%	18.9%
The Summit at Sabal Park	252	184	885	968	4,485	9.4%	22.2%
Timber Creek	352	72	848	957	5,664	12.7%	22.9%
Venue at 8651	333	277	836	913	4,238	9.2%	21.8%
Versailles	388	446	826	899	3,761	8.8%	23.3%
Willow Grove	244	136	830	932	5,337	12.3%	23.0%
Woodbridge	220	95	952	1,040	5,231	9.3%	20.2%

Total/Weighted Average	10,391	5,606	$876	$969	$4,887	10.6%	22.7%

Total/Weighted Average Completed	10,547	5,661	$877	$970	$4,909	10.6%	22.7%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Cedar Pointe	210	—	1,058	1,188	TBD	12.3%	TBD
Crestmont Reserve	242	—	910	1,010	TBD	11.0%	TBD
Brandywine I & II	632	—	959	1,079	TBD	12.5%	TBD

Total/Weighted Average Planned	2,008	—	$1,090	$1,190	TBD	9.2%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2018.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2018.
(4)	Property was classified as held for sale as of December 31, 2018.

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Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2018 (dollars in thousands):

Operating Properties		Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge		Floating	84	$13,130	4.18%	7/1/2024
Cutter’s Point		Floating	84	16,640	4.18%	7/1/2024
Eagle Crest		Floating	84	29,510	4.18%	7/1/2024
Silverbrook		Floating	84	30,590	4.18%	7/1/2024
Edgewater at Sandy Springs		Floating	84	52,000	4.18%	7/1/2024
Beechwood Terrace	(3)	Floating	84	23,365	3.94%	9/1/2025
Willow Grove		Floating	84	14,818	4.28%	7/1/2024
Woodbridge		Floating	84	13,677	4.28%	7/1/2024
The Summit at Sabal Park		Floating	84	13,560	4.12%	7/1/2024
Courtney Cove		Floating	84	13,680	4.12%	7/1/2024
The Preserve at Terrell Mill		Floating	84	42,480	4.12%	7/1/2024
The Ashlar		Floating	84	14,520	4.12%	7/1/2024
Heatherstone		Floating	84	8,880	4.12%	7/1/2024
Versailles		Floating	84	23,880	4.12%	7/1/2024
Seasons 704 Apartments		Floating	84	17,460	4.12%	7/1/2024
Madera Point		Floating	84	15,150	4.12%	7/1/2024
The Pointe at the Foothills		Floating	84	34,800	4.12%	7/1/2024
Venue at 8651		Floating	84	13,734	4.28%	7/1/2024
The Colonnade		Floating	84	28,093	4.18%	7/1/2024
Old Farm		Floating	84	52,886	4.18%	7/1/2024
Stone Creek at Old Farm		Floating	84	15,274	4.18%	7/1/2024
Timber Creek	(4)	Floating	84	24,100	3.76%	10/1/2025
Radbourne Lake	(5)	Floating	84	20,000	3.79%	10/1/2025
Sabal Palm at Lake Buena Vista	(6)	Floating	84	42,100	3.80%	9/1/2025
Abbington Heights	(7)	Floating	84	16,920	3.75%	9/1/2025
Belmont at Duck Creek		Floating	84	17,760	3.89%	6/1/2025
Cornerstone		Fixed	120	22,227	4.24%	3/1/2023
Parc500		Fixed	120	15,483	4.49%	8/1/2025
Hollister Place	(8)	Floating	84	14,811	3.84%	10/1/2025
Rockledge Apartments		Floating	84	68,100	4.07%	7/1/2024
Atera Apartments		Floating	84	29,500	3.98%	11/1/2024
Cedar Pointe		Floating	84	17,300	3.85%	9/1/2025
Crestmont Reserve		Floating	84	12,061	3.68%	10/1/2025
Brandywine I & II		Floating	84	43,835	3.68%	10/1/2025

				$832,324
Fair market value adjustment				632
Deferred financing costs, net of accumulated amortization of $1,781				(8,254)

				$824,702

Held For Sale Property
Southpoint Reserve at Stoney Creek		Floating	84	13,389	4.61%	1/1/2022
Deferred financing costs, net of accumulated amortization of $94				(71)
				$13,318

(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.

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(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of December 31, 2018 was 2.5027%.
(3)	On August 31, 2018, the Company refinanced the existing floating rate mortgage of approximately $20.2 million.
(4)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $19.1 million.
(5)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $18.9 million.
(6)	On August 20, 2018, the Company refinanced the existing floating rate mortgage of approximately $37.2 million.
(7)	On August 21, 2018, the Company refinanced the existing fixed rate mortgage of approximately $9.9 million, which was assumed upon acquisition of this property, into a floating rate mortgage.
(8)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $13.5 million.

Credit and Bridge Facilities

In November 2018, the Company, through the OP, used net proceeds from the 2018 Offering to repay the $50.0 million outstanding under the $60 Million Credit Facility and the $30.0 million outstanding under the $30 Million Bridge Facility, which retired both facilities. The Company had no credit or bridge facility debt outstanding as of December 31, 2018.

Interest Rate Swap Agreements

As of December 31, 2018, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	$100,000	1.1055%
July 1, 2016	June 1, 2021	100,000	1.0210%
July 1, 2016	June 1, 2021	100,000	0.9000%
September 1, 2016	June 1, 2021	100,000	0.9560%
April 1, 2017	April 1, 2022	100,000	1.9570%
May 1, 2017	April 1, 2022	50,000	1.9610%
July 1, 2017	July 1, 2022	100,000	1.7820%

		$650,000	1.3388	%(2)

(1)	The floating rate option for the interest rate swaps in one-month LIBOR. As of December 31, 2018, one-month LIBOR was 2.5027%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

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Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2018 for the next five calendar years subsequent to December 31, 2018 and thereafter. We used one-month LIBOR as of December 31, 2018 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2019	2020	2021	2022	2023	Thereafter
Operating Properties Mortgage Debt
Principal payments		$832,324	$716	$744	$782	$817	$20,598	$808,667
Interest expense	(1)	178,398	26,546	26,608	30,064	33,550	33,360	28,270

Total		$1,010,722	$27,262	$27,352	$30,846	$34,367	$53,958	$836,937
Held For Sale Property Mortgage Debt
Principal payments		$13,389	$207	$205	$219	$12,758	$—	$—
Interest expense		1,832	621	612	599	—	—	—

Total		$15,221	$828	$817	$818	$12,758	$—	$—

Total contractual obligations and commitments		$1,025,943	$28,090	$28,169	$31,664	$47,125	$53,958	$836,937

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2018, we had entered into seven interest rate swap transactions with a combined notional amount of $650.0 million. We have allocated the total impact of expected settlements on the $650.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of December 31, 2018 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of December 31, 2018, we had total indebtedness of $845.7 million at a weighted average interest rate of 4.07%, of which $808.0 million was debt with a floating rate. The interest rate swap agreements we have entered into effectively fix the rate on $650.0 million, or 80%, of our $808.0 million of floating rate mortgage debt outstanding. As of December 31, 2018, the adjusted weighted average interest rate of our total indebtedness was 3.13%. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3388% for one-month LIBOR on the $650.0 million notional amount of interest rate swap agreements that we have entered into as of December 31, 2018, which effectively fix the interest rate on $650.0 million of our floating rate mortgage debt outstanding.

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Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter’s Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Edgewater at Sandy Springs	Atlanta, GA	760	7/18/2014	58,000	5,281	63,281	83,264
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
Willow Grove	Nashville, TN	244	7/21/2014	13,750	2,116	15,866	65,025
Woodbridge	Nashville, TN	220	7/21/2014	16,000	1,641	17,641	80,186
Abbington Heights	Antioch, TN	274	8/1/2014	17,900	1,617	19,517	71,230
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Belmont at Duck Creek	Garland, TX	240	9/30/2014	18,525	1,174	19,699	82,079
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (3)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
The Ashlar	Dallas, TX	264	2/26/2015	16,235	2,165	18,400	69,697
Heatherstone	Dallas, TX	152	2/26/2015	9,450	1,648	11,098	73,013
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
The Pointe at the Foothills	Mesa, AZ	528	8/5/2015	52,275	1,372	53,647	101,604
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Colonnade	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547

Total/Weighted Average		12,555		$1,143,154	$98,045	$1,241,199	$98,861

(1)	Only includes properties owned as of December 31, 2018.
(2)	Includes interior and exterior rehab.
(3)	Property was classified as held for sale as of December 31, 2018.

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Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742

Total/Weighted Average		4,588	$270,734	$392,050	$85,451		$385,755	$118,039

(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries), and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to (1) noncontrolling interests in consolidated joint ventures and (2) redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, the ineffective portion of fair value adjustments on our interest rate derivatives designated as cash flow hedges, and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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Reconciliations

NOI and 2017-2018 Same Store NOI for the Years Ended December 31, 2018 and 2017

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2017-2018 Same Store NOI for the years ended December 31, 2018 and 2017 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

	For the Year Ended December 31,
	2018	2017
Net income (loss)	$(1,614)	$56,359
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,474	7,419
Corporate general and administrative expenses	7,808	6,275
Casualty-related recoveries (1)	(663)	(287)
Property general and administrative expenses (2)	1,294	1,130
Depreciation and amortization	47,470	48,752
Interest expense	28,572	29,576
Loss on extinguishment of debt and modification costs	3,576	5,719
Gain on sales of real estate	(13,742)	(78,365)

NOI	$80,175	$76,578

Less Non-Same Store
Revenues	(23,012)	(25,765)
Operating expenses	10,744	12,433

Same Store NOI	$67,907	$63,246

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related recoveries.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

NOI and 2016-2018 Same Store NOI for the Years Ended December 31, 2018, 2017 and 2016

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2016-2018 Same Store NOI for the years ended December 31, 2018, 2017 and 2016 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

	For the Year Ended December 31,
	2018	2017	2016
Net income (loss)	$(1,614)	$56,359	$25,888
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,474	7,419	6,802
Corporate general and administrative expenses	7,808	6,275	4,014
Casualty-related expenses/(recoveries) (1)	(663)	(287)	151
Property general and administrative expenses (2)	1,294	1,130	879
Depreciation and amortization	47,470	48,752	35,643
Interest expense	28,572	29,576	20,167
Loss on extinguishment of debt and modification costs	3,576	5,719	1,722
Gain on sales of real estate	(13,742)	(78,365)	(25,932)
Acquisition costs	—	—	386

NOI	$80,175	$76,578	$69,720

Less Non-Same Store
Revenues	(43,978)	(46,094)	(41,001)
Operating expenses	20,939	22,761	20,374

Same Store NOI	$57,136	$53,245	$49,093

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NOI and Q4 Same Store NOI for the Three Months Ended December 31, 2018 and 2017

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our Q4 Same Store NOI for the three months ended December 31, 2018 and 2017 to net loss, the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended December 31,
	2018	2017
Net loss	$(4,782)	$(4,343)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees	1,888	1,875
Corporate general and administrative expenses	2,077	1,433
Casualty-related expenses (1)	39	64
Property general and administrative expenses (2)	364	226
Depreciation and amortization	13,832	12,886
Interest expense	7,833	7,097
Loss on extinguishment of debt and modification costs	—	2
Gain on sales of real estate	—	21

NOI	$21,251	$19,261

Less Non-Same Store
Revenues	(4,816)	(1,865)
Operating expenses	2,238	1,053

Same Store NOI	$18,673	$18,449

(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses.
(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2018	FY 2017	FY 2016
Total mortgage debt	$845,713	$762,404	$425,426
Credit facilities	—	30,000	315,000
Bridge facility	—	8,597	30,000
Adjustments to arrive at net debt:
Cash and cash equivalents	(19,864)	(16,036)	(22,705)
Restricted cash held for value-add upgrades and green improvements	(5,209)	(9,052)	(13,448)

Net Debt	$820,640	$775,913	$734,273

Enterprise Value (1)	$1,644,640	$1,363,913	$1,204,273
Leverage Ratio	50%	57%	61%

(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

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Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2019 and for the three months ended March 31, 2019 (in thousands):

	For the Year Ended December 31, 2019	For the Three Months Ended March 31, 2019
	Mid-Point (1)	Mid-Point (1)
Net loss	$(17,040)	$(5,550)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees	7,500	1,850
Corporate general and administrative expenses	9,000	2,190
Property general and administrative expenses (2)	1,295	320
Depreciation and amortization	62,225	15,900
Interest expense	34,170	8,040

NOI	$97,150	$22,750

Less Non-Same Store
Revenues (3)	(23,350)	(5,050)
Operating expenses (3)	8,650	1,900

Same Store NOI (3)	$82,450	$19,600

(1)

Mid-point estimates shown for full year and first quarter 2019 guidance. Assumptions made for full year and first quarter 2019 NOI guidance include the Same Store operating growth projections included in the “2019 Full Year Guidance Summary” section of this release, the effect of the acquisition of the Phoenix Portfolio, and assumes no further acquisition or disposition activity for the remainder of the year.

(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2019 Same Store properties and Non-Same Store properties. There are 32 properties in our pro forma Full Year 2019 Same Store pool.

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The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2019 (in thousands, except per share data):

For the Year Ended December 31, 2019
Mid-Point
Net loss	$(17,040)
Depreciation and amortization	62,225
Adjustment for noncontrolling interests	(136)

FFO attributable to common stockholders	45,049

FFO per share - diluted (1)	$1.87

Core FFO attributable to common stockholders	45,049

Core FFO per share - diluted (1)	$1.87

Amortization of deferred financing costs - long term debt	1,815
Equity-based compensation expense	5,165
Adjustment for noncontrolling interests	(21)

AFFO attributable to common stockholders	52,008

AFFO per share - diluted (1)	$2.16

Weighted average common shares outstanding - diluted	24,100

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 24.1 million for the full year 2019.

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